Exhibit 99.1

National Vision Holdings, Inc. Reports Second Quarter 2026 Financial Results
Strategic Transformation Delivers Accelerated Profitability
Raises Full-Year Adjusted Operating Income and Tightens Adjusted Comparable Store Sales Growth Outlook

Second quarter 2026 highlights compared to second quarter 2025:
•Net revenue of $498.8 million, increased 2.5%
•Comparable store sales growth of 3.4% and Adjusted Comparable Store Sales Growth of 2.2%
•Net income of $12.4 million, Diluted EPS of $0.15, with Net income margin improving to 2.5% from 1.8%
•Adjusted Operating Income increased to $31.6 million from $23.8 million, with Adjusted Operating Margin expanding 140 basis points to 6.3% from 4.9%
•Adjusted Diluted EPS increased to $0.25 from $0.18

Alpharetta, Ga. -- August 12, 2026 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision,” “we,” “our,” “us” or the “Company”) today reported its financial results for the second quarter ended July 4, 2026.

“The second quarter was an important step forward for National Vision,” said Alex Wilkes, National Vision’s CEO. “We delivered stronger profitability as higher-value transactions, managed care customers and ticket growth gained momentum. We remained disciplined in how we pursue growth, focusing on an intentional shift toward a healthier customer base, improving our product mix, enhancing the customer experience and maintaining cost discipline. We believe these actions are building a more durable business, and are more than offsetting deferred purchases among our least profitable, lower-value transactions. Importantly, completing the website replatform was a significant milestone, moving us to a unified commerce foundation that will enable us to connect the exam, prescription and retail journey at scale. Our confidence in the earnings power of the business continues to build, supported by new brand introductions, store segmentation and increased back-half marketing investment. With these initiatives gaining traction, we are raising our adjusted operating income guidance as we continue to drive profitable growth.”

This release includes certain Non-GAAP Financial Measures that are not recognized under generally accepted accounting principles (“GAAP”), including Adjusted Comparable Store Sales Growth, Adjusted Operating Income, Adjusted Operating Margin, Adjusted SG&A and Adjusted Diluted EPS. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP to GAAP Financial Measures” below for more information.

Second Quarter 2026 Summary
•Net revenue increased 2.5% to $498.8 million driven by new store sales, a positive 0.8% impact from the timing of unearned revenue and Adjusted Comparable Store Sales Growth, partially offset by closed stores.
•Comparable store sales growth was 3.4% and Adjusted Comparable Store Sales Growth was 2.2%, due to higher average ticket and continued strength in the managed care cohort, partially offset by lower self-pay customer traffic.
•The Company opened nine new America’s Best stores and closed two America’s Best stores, ending the quarter with 1,281 stores. Overall, store count grew 3.3%.
•Costs applicable to revenue increased 4.0% to $208.4 million. As a percentage of net revenue, costs applicable to revenue increased 60 basis points to 41.8%, reflecting a strategic mix shift toward higher-value product offerings.
•Selling, general and administrative expenses (SG&A) decreased 1.5% to $243.4 million. As a percentage of net revenue, SG&A decreased 200 basis points to 48.8%, primarily driven by lower associate-related expenses, including variable incentive compensation, and lower advertising expense, partially offset by higher occupancy expense.

Adjusted SG&A decreased 1.6% to $236.2 million and represented 47.3% of net revenue, a decrease of 200 basis points.
•Net income increased to $12.4 million, compared to $8.7 million in the prior-year period. Net income margin improved to 2.5% from 1.8%.
•Diluted earnings per share (EPS) increased to $0.15 compared to $0.11. Adjusted Diluted EPS increased to $0.25 from $0.18. The net change in margin on unearned revenue benefited both Diluted EPS and Adjusted Diluted EPS by $0.03.
•Adjusted Operating Income increased 32.7% to $31.6 million. Adjusted Operating Margin improved to 6.3% from 4.9%. The net change in margin on unearned revenue benefited net income by $2.2 million and Adjusted Operating Income by $2.9 million.

Year-to-Date 2026 Summary
•Net revenue increased 4.6% to $1,042.7 million driven by Adjusted Comparable Store Sales Growth, new store sales, and a positive 1.4% impact from the timing of unearned revenue, partially offset by closed stores.
•Comparable store sales growth was 3.9% and Adjusted Comparable Store Sales Growth was 3.4%, primarily due to higher average ticket and continued strength in the managed care cohort, partially offset by lower self-pay customer traffic.
•The Company opened 17 new America’s Best stores and closed five America’s Best stores and one Military store. Additionally, the Company expanded its presence in the military channel by adding 20 new Military stores. Total store count at the end of the period was 1,281 stores, and overall, store count grew 3.3%.
•Costs applicable to revenue increased 5.4% to $427.5 million. As a percentage of net revenue, costs applicable to revenue increased 30 basis points to 41.0%, reflecting a strategic mix shift toward higher-value product offerings.
•Selling, general and administrative expenses (SG&A) decreased 0.6% to $499.5 million. As a percentage of net revenue, SG&A decreased 250 basis points to 47.9% primarily driven by lower associate-related expenses, including variable incentive compensation, and lower advertising expense. Adjusted SG&A increased 0.2% to $482.2 million and decreased 210 basis points to 46.2% of net revenue.
•Net income increased to $43.6 million compared to $22.9 million. Net income margin increased to 4.2% compared to 2.3%.
•Diluted EPS increased to $0.54 compared to $0.29. Adjusted Diluted EPS increased to $0.71 compared to $0.52. The net change in margin on unearned revenue benefited both Diluted EPS and Adjusted Diluted EPS by $0.09.
•Adjusted Operating Income increased 33.7% to $87.0 million. Adjusted Operating Margin increased to 8.3% compared to 6.5%. The net change in margin on unearned revenue benefited net income by $7.5 million and Adjusted Operating Income by $10.0 million.
Balance Sheet and Cash Flow Highlights as of July 4, 2026
•National Vision’s cash balance was $36.0 million as of July 4, 2026. The Company had no borrowings outstanding under its $300.0 million first lien revolving credit facility, exclusive of letters of credit of $6.7 million.
•Total debt was $237.7 million as of July 4, 2026, consisting of outstanding first lien term loans and finance lease obligations, net of unamortized discounts.
•During the three months ended July 4, 2026, the Company repurchased approximately 1.2 million shares for $20.0 million. As of July 4, 2026, the share repurchase authorization has remaining capacity of $30.0 million.

Fiscal 2026 Outlook
The Company is updating its fiscal 2026 outlook for the 52 weeks ending January 2, 2027, as set forth below.

	Prior Fiscal 2026 Outlook (As of May 13, 2026)	Updated Fiscal 2026 Outlook (As of August 12, 2026)
New Stores(1)	30-35	30-35
Adjusted Comparable Store Sales Growth(2)	3.0% - 6.0%	3.0% - 5.0%
Net Revenue	$2.033 billion - $2.091 billion	$2.037 billion - $2.076 billion
Adjusted Operating Income(2)	$107 million - $133 million	$119 million - $139 million
Adjusted Diluted EPS(2)(3)	$0.85 - $1.09	$0.94 - $1.09
Depreciation and Amortization(4)	$88 million - $92 million	$92 million - $93 million
Interest(5)	$14 million - $16 million	$11 million - $13 million
Tax Rate(6)	28%	~30%
Capital Expenditures	$73 million - $78 million	$72 million - $76 million
1 Assumes primarily America's Best new stores, does not include 20 Military store additions in April 2026.
2 Refer to “Non-GAAP Financial Measures” below for more information.
3 Assumes approximately 81 million shares.
4 Includes amortization of acquisition intangibles of approximately $0.7 million, which is excluded in the definition of Adjusted Operating Income.
5 Before the impact of gains or losses on change in fair value of derivatives and charges related to debt discounts and deferred financing costs.
6 Excluding the impact of vesting of restricted stock units and stock option exercises.
The fiscal 2026 outlook information provided in this release includes Adjusted Operating Income and Adjusted Diluted EPS guidance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results.
The fiscal 2026 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. These uncertainties include, but are not limited to, dynamic market conditions, unexpected disruptions including additional regulatory actions impacting international trade such as tariffs, issues relating to the implementation of our transformation initiatives, geopolitical issues, higher transportation or other costs due to rising fuel or energy costs, and other macroeconomic risks and uncertainties. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2026 outlook. The Company uses these forward-looking measures internally to assess and benchmark its results and strategic plans. See “Forward-Looking Statements” below.

Conference Call Details
The Company will host a conference call to discuss the second quarter 2026 financial results and fiscal-year 2026 guidance today, August 12, 2026, at 8:30 a.m. Eastern Time. To pre-register for the conference call and obtain a dial-in number and passcode, please refer to the “Investors” section of the Company’s website at www.ir.nationalvision.com. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website at www.ir.nationalvision.com, where presentation materials will be posted prior to the conference call. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc.
National Vision Holdings, Inc. (NASDAQ: EYE) is one of the largest optical retail companies in the United States with over 1,200 stores in 40 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates four retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, and Vista Opticals inside select Fred Meyer stores and on select military bases, and an e-commerce website DiscountContacts.com, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under “Fiscal 2026 Outlook,” as well as other statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects including remote medicine and optometrist recruiting and retention initiatives, and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or variations of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, market volatility, an overall decline in the health of the economy, global macroeconomic conditions and other factors that may affect consumer spending or behavior; our ability to successfully implement our strategic initiatives, or anticipate the impact of important strategic initiatives; our ability to recruit and retain vision care professionals for in-store roles or to provide remote care offerings; our ability to compete in the highly competitive optical retail industry; our ability to maintain, protect, and enhance the value of our owned brands; the success of our marketing, advertising and promotional efforts; our ability to open and operate new stores (including as a result of store conversions) in a timely and cost-effective manner or to successfully enter new markets; our ability to increase sales in existing stores and to successfully reinvest in existing stores; our ability to successfully implement our pricing strategies; changes in the cost of inputs, and factors such as wage rate increases, inflation, cost increases, tariffs and related measures, increases in the price of raw materials and energy prices; significant capital requirements to fund our expanding business including updating our Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”), and other technological, systems and capabilities; the potential for our growth strategies to strain our existing resources and cause the performance of our existing stores to suffer; risks associated with leasing substantial amounts of space, including future increases in occupancy costs; our ability to successfully manage the distinct risks faced by our e-commerce and omni-channel business; our ability to retain our existing senior management team, attract qualified new personnel or successfully implement our succession plans; seasonal fluctuations in our operating results and inventory levels; the potential impacts of catastrophic events, including changing climate and weather patterns leading to severe weather and natural disasters; the potential for certain technological advances, greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, or future drug development for the correction of vision-related problems to reduce the demand for our products; our ability to successfully manage our inventory balances and inventory shrinkage; the potential for the loss of, or disruption in the operations of, one or more of our distribution centers or optical laboratories, which would impact our ability to process and fulfill customer orders and deliver our products in a timely manner, or at all, or result in quality issues; the performance of our Host brands and our ability to maintain or extend our operating relationships with our Host partners; sustainability issues, including those related to climate change; our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; our reliance on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues; risks associated with vendors from whom our products and certain services are sourced and our dependence on a limited number of suppliers; changes in U.S. or international laws, including tariffs, affecting our ability to source merchandise and services internationally; the impact of any significant failure, inadequacy, interruption or security breach affecting our information technology systems, or those of our vendors; our ability to comply with state, local and federal vision care and healthcare laws and regulations, as well as managed vision care laws and regulations; liability stemming from rapidly changing and increasingly stringent laws, regulations, contractual obligations, and industry standards relating to privacy, data security and data protection; product liability, product recall or personal injury issues; our ability to comply with laws, regulations and enforcement activities or changes in statutory, regulatory, accounting and other legal requirements; the outcome of legal proceedings relating to our business operations; the protection and validity of our intellectual property; risks related to our indebtedness; changes in interest rates; restrictions in our credit agreement that limit our flexibility in operating our business; and risks related to owning our common stock. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Diluted EPS,” “Adjusted Comparable Stores Sales Growth,” “Adjusted SG&A,” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.

EBITDA: We define EBITDA as net income (loss), plus interest expense (income), net, income tax provision (benefit) and depreciation and amortization.
Adjusted Operating Income: We define Adjusted Operating Income as net income (loss), plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”) implementation expenses, shareholder activism costs, severance and associate-related costs associated with organizational restructuring and certain other expenses.
Adjusted Operating Margin: We define Adjusted Operating Margin as Adjusted Operating Income as a percentage of net revenue.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), plus interest expense (income), net, income tax provision (benefit) and depreciation and amortization, further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP and CRM implementation expenses, shareholder activism costs, severance and associate-related costs associated with organizational restructuring and certain other expenses.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net revenue.
Adjusted Diluted EPS: We define Adjusted Diluted EPS as diluted earnings (loss) per share, adjusted for the per share impact of stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of debt discounts and deferred financing costs of our term loan borrowings, amortization of the conversion feature and deferred financing costs related to our 2.50% convertible senior notes due on May 15, 2025 ("2025 Notes") when not required under U.S. GAAP to be added back for diluted earnings (loss) per share, derivative fair value adjustments, ERP and CRM implementation expenses, shareholder activism, severance and associate-related costs associated with restructuring and certain other expenses, less the tax effect of these adjustments, including tax expense (benefit) from stock-based compensation.
Adjusted SG&A: We define Adjusted SG&A as SG&A adjusted to exclude stock-based compensation expense, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expense, ERP and CRM implementation expenses, shareholder activism, severance and employee-related costs associated with restructuring and certain other expenses.
Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue as Adjusted SG&A as a percentage of total net revenue.

Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded at the point of sale (ii) sales are adjusted for managed care insurance collection estimates (iii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iv) closed stores are removed from the calculation for time periods that are not comparable; (v) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (vi) when applicable, we adjust for the effect of the 53rd week; (vii) in fiscal years following a 53-week fiscal year, there is a one week calendar shift to the comparable prior year period. For the calculation of the adjusted comparable store sales growth in the three months ended July 4, 2026, we compared weeks 14 through 26 in fiscal 2026 against weeks 15 through 27 in fiscal 2025 and for the six months ended July 4, 2026, we compared weeks 1 through 26 in fiscal year 2026 against weeks 2 through 27 in fiscal year 2025. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or income from operations as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except share data	As of July 4, 2026	As of January 3, 2026
ASSETS
Current assets:
Cash and cash equivalents	$35,998	$38,708
Accounts receivable, net	34,897	57,322
Inventories, net	122,592	89,318
Prepaid expenses and other current assets	33,398	40,374
Total current assets	226,885	225,722

Noncurrent assets:
Property and equipment, net	336,832	344,619
Goodwill	700,976	700,642
Trademarks and trade names	240,547	240,547
Other intangible assets, net	7,216	7,554
Right of use assets	404,015	394,896
Other assets	67,022	69,698
Total noncurrent assets	1,756,608	1,757,956
Total assets	$1,983,493	$1,983,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,726	$78,999
Other payables and accrued expenses	91,119	109,674
Unearned revenue	39,408	52,279
Deferred revenue	65,176	64,560
Current maturities of long-term debt and finance lease obligations	16,447	16,583
Current operating lease obligations	94,150	90,313
Total current liabilities	383,026	412,408

Noncurrent liabilities:
Long-term debt and finance lease obligations, less current portion and debt discount	221,292	229,327
Noncurrent operating lease obligations	365,121	358,377
Deferred revenue	22,639	22,517
Other liabilities	8,920	8,944
Deferred income taxes, net	85,499	82,572
Total noncurrent liabilities	703,471	701,737
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 87,474,699 and 86,278,538 shares issued as of July 4, 2026 and January 3, 2026, respectively; 79,058,038 and 79,416,050 shares outstanding as of July 4, 2026 and January 3, 2026, respectively	874	862
Additional paid-in capital	848,147	834,000
Accumulated other comprehensive income (loss)	323	(121)
Retained earnings	299,314	255,717
Treasury stock, at cost; 8,416,661 and 6,862,488 shares as of July 4, 2026 and January 3, 2026, respectively	(251,662)	(220,925)
Total stockholders’ equity	896,996	869,533
Total liabilities and stockholders’ equity	$1,983,493	$1,983,678

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended		Six Months Ended
In thousands, except per share amounts	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Revenue:
Net product sales	$403,135	$394,589	$842,635	$807,354
Net sales of services and plans	95,670	91,834	200,050	189,393
Total net revenue	498,805	486,423	1,042,685	996,747
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	118,574	114,686	245,391	231,600
Services and plans	89,798	85,685	182,117	173,961
Total costs applicable to revenue	208,372	200,371	427,508	405,561
Operating expenses:
Selling, general and administrative expenses	243,432	247,167	499,524	502,699
Depreciation and amortization	23,221	22,536	46,663	45,499
Asset impairment	2,506	—	2,506	502
Other income, net	(28)	(100)	(57)	(100)
Total operating expenses	269,131	269,603	548,636	548,600
Income from operations	21,302	16,449	66,541	42,586
Interest expense, net	3,337	4,210	6,185	8,782
Earnings before income taxes	17,965	12,239	60,356	33,804
Income tax provision	5,549	3,514	16,759	10,893
Net income	$12,416	$8,725	$43,597	$22,911

Earnings per share:
Basic	$0.16	$0.11	$0.55	$0.29
Diluted	$0.15	$0.11	$0.54	$0.29

Weighted average shares outstanding:
Basic	79,547	79,079	79,601	78,968
Diluted	80,597	80,057	81,045	79,658

Comprehensive income:
Net income	$12,416	$8,725	$43,597	$22,911
Unrealized gain on hedge instruments	173	—	593	—
Tax provision of unrealized gain on hedge instruments	44	—	149	—
Comprehensive income	$12,545	$8,725	$44,041	$22,911

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
In Thousands	July 4, 2026	June 28, 2025
Cash flows from operating activities:
Net income	$43,597	$22,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,663	45,499
Amortization of debt discount and deferred financing costs	483	674
Amortization of cloud computing implementation costs	6,193	4,636
Asset impairment	2,506	502
Deferred income tax expense (benefit)	2,926	(9,800)
Stock-based compensation expense	13,388	12,335
Inventory adjustments	2,932	1,801
Other	428	(149)
Changes in operating assets and liabilities:
Accounts receivable	22,326	3,629
Inventories	(36,205)	2,469
Operating lease right of use assets and lease liabilities	2,021	(1,117)
Other assets	(2,636)	(26,815)
Accounts payable	(2,273)	11,456
Deferred and unearned revenue	(12,133)	3,609
Other liabilities	(20,401)	14,860
Net cash provided by operating activities	69,815	86,500
Cash flows from investing activities:
Purchase of property and equipment	(39,765)	(32,075)
Other	5,006	(849)
Net cash used for investing activities	(34,759)	(32,924)
Cash flows from financing activities:
Repayments on long-term debt	(16,625)	(91,399)
Borrowings on long-term debt	10,000	15,000
Payments on finance lease obligations	(1,645)	(1,483)
Proceeds from issuance of common stock	821	736
Purchase of treasury stock	(30,596)	(1,679)
Net cash used for financing activities	(38,045)	(78,825)
Net change in cash, cash equivalents and restricted cash	(2,989)	(25,249)
Cash, cash equivalents and restricted cash, beginning of year	40,302	75,237
Cash, cash equivalents and restricted cash, end of period (i)	$37,313	$49,988

(i) Cash balance includes restricted cash of $1.3 million and $1.5 million for the six months ended July 4, 2026 and June 28, 2025, respectively, that are not reflected in cash and cash equivalents shown on the Condensed Consolidated Balance Sheets.

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Financial Measures (Unaudited)

Reconciliation of Adjusted Operating Income to Net Income
	Three Months Ended		Six Months Ended
In thousands	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net income	$12,416	$8,725	$43,597	$22,911
Interest expense, net	3,337	4,210	6,185	8,782
Income tax provision	5,549	3,514	16,759	10,893
Stock-based compensation expense (a)	6,366	5,306	13,388	12,335
Asset impairment (b)	2,506	—	2,506	502
Amortization of acquisition intangibles (c)	169	169	338	338
ERP and CRM implementation expenses (e)	554	1,846	926	4,161
Other (f)	677	31	3,335	5,154
Adjusted Operating Income	$31,574	$23,801	$87,034	$65,076

Net income margin	2.5%	1.8%	4.2%	2.3%
Adjusted Operating Margin	6.3%	4.9%	8.3%	6.5%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of EBITDA and Adjusted EBITDA to Net Income
	Three Months Ended		Six Months Ended
In thousands	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net income	$12,416	$8,725	$43,597	$22,911
Interest expense, net	3,337	4,210	6,185	8,782
Income tax provision	5,549	3,514	16,759	10,893
Depreciation and amortization	23,221	22,536	46,663	45,499
EBITDA	44,523	38,985	113,204	88,085

Stock-based compensation expense (a)	6,366	5,306	13,388	12,335
Asset impairment (b)	2,506	—	2,506	502
ERP and CRM implementation expenses (e)	554	1,846	926	4,161
Other (f)	677	31	3,335	5,154
Adjusted EBITDA	$54,626	$46,168	$133,359	$110,237

Net income margin	2.5%	1.8%	4.2%	2.3%
Adjusted EBITDA Margin	11.0%	9.5%	12.8%	11.1%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of Adjusted Diluted EPS to Diluted EPS
	Three Months Ended		Six Months Ended
Shares in thousands, except per share amounts	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Diluted EPS	$0.15	$0.11	$0.54	$0.29
Stock-based compensation expense (a)	0.08	0.07	0.17	0.15
Asset impairment (b)	0.03	—	0.03	0.01
Amortization of debt discount and deferred financing costs (d)	—	—	0.01	0.01
ERP and CRM implementation expenses (e)	0.01	0.02	0.01	0.05
Other (f)	0.01	—	0.04	0.07
Tax effects (g)	(0.03)	(0.02)	(0.09)	(0.06)
Adjusted Diluted EPS	$0.25	$0.18	$0.71	$0.52

Weighted average diluted shares outstanding	80,597	80,057	81,045	79,658

Reconciliation of Adjusted SG&A to SG&A
	Three Months Ended		Six Months Ended
In thousands	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
SG&A	$243,432	$247,167	$499,524	$502,699
Stock-based compensation expense (a)	6,366	5,306	13,388	12,335
ERP and CRM implementation expenses (e)	554	1,846	926	4,161
Other (f)	340	31	2,998	5,154
Adjusted SG&A	$236,172	$239,984	$482,212	$481,049

SG&A Percent of Net Revenue	48.8%	50.8%	47.9%	50.4%
Adjusted SG&A Percent of Net Revenue	47.3%	49.3%	46.2%	48.3%
Note: Percentages reflect line item as a percentage of total net revenue.

(a)Non-cash charges related to stock-based compensation programs, which may vary from period to period depending on the timing of awards and performance vesting conditions.
(b)Reflects write-off related to non-cash impairment charges of long-lived assets, primarily impairment of property and equipment related to the Eyeglass World lab restructuring initiative in the second quarter of 2026 and lease-related assets on closed or underperforming stores.
(c)Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting following the acquisition of the Company by affiliates of KKR & Co. Inc.
(d)Amortization of deferred financing costs and other non-cash charges related to our debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.
(e)Costs related to the Company’s ERP and CRM implementation.
(f)Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted SG&A), which are primarily related to shareholder activism costs of $2.1 million for the six months ended June 28, 2025, severance and other non-cash charges associated with organizational restructuring of $2.2 million and $2.1 million for the six months ended July 4, 2026 and June 28, 2025, respectively, and restructuring costs related to EGW lab optimization initiative of $0.6 million for the three and six months ended July 4, 2026, and other expenses and adjustments. Certain costs associated with the EGW lab optimization initiative are recognized in costs applicable to revenue, with the remainder recorded in SG&A.
(g)Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates, including tax expense (benefit) from stock-based compensation.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth (a)
	Three Months Ended July 4, 2026	Three Months Ended June 28, 2025	Six Months Ended July 4, 2026	Six Months Ended June 28, 2025	2026 Outlook (b)
Owned & Host segment
America’s Best	2.5%	6.3%	3.5%	6.1%
Eyeglass World	0.4%	2.8%	2.9%	2.9%
Military	(2.9)%	4.4%	(0.3)%	3.0%
Fred Meyer	(7.4)%	6.9%	(1.4)%	4.1%

Total comparable store sales growth	3.4%	6.5%	3.9%	5.2%	2.7% - 4.7%
Adjustments for effects of: (b)
Unearned & deferred revenue	(1.2)%	(0.6)%	(0.5)%	0.5%	0.3%
Adjusted Comparable Store Sales Growth	2.2%	5.9%	3.4%	5.7%	3.0% - 5.0%
(a) We calculate total comparable store sales based on consolidated net revenue excluding the impact of (i) Corporate and other revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month (v) if applicable, the impact of a 53rd week in a fiscal year; and (vi) in fiscal years following a 53-week fiscal year, there is a one week calendar shift to the comparable prior-year period. For the calculation of the adjusted comparable store sales growth in the second quarter of 2026, we compared weeks 14 through 26 in fiscal 2026 against weeks 15 through 27 in fiscal 2025. Brand-level comparable store sales growth is calculated based on point-of-sale revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 15. “Segment Reporting” in our Annual Report on Form 10-K for the period ended January 3, 2026.
(b) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the changes from total comparable store sales growth based on consolidated net revenue.

Contacts
Investor contact:
investor.relations@nationalvision.com
National Vision Holdings, Inc.
Tamara Gonzalez

ICR, Inc.
Caitlin Churchill
Media contact:
media@nationalvision.com
National Vision Holdings, Inc.